EXHIBIT 6.10



                           MEMORANDUM OF UNDERSTANDING

                                     between

                         Ministry of University Affairs,
                               Kingdom of Thailand

                                       and


              EDUVERSE Accelerated Learning Systems (Canada), Inc.
                                     Canada


                                       ~

     The Ministry of University Affairs (MUA) and Eduverse Accelerated Learning Systems (Canada), Inc. wishing to establish formal relationships between the two parties agree to cooperate on the development and deployment of distance educational software programs to enhance the educational experience of the students of Thailand.



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                              Scope of Cooperation

The areas of cooperation will focus on the development of computer based distance educational software using EDUVERSE e-education technology.

a. EDUVERSE will, at no cost, supply to The Ministry its English language pronunciation software known as ENGLISH PRO Web Edition.
b. EDUVERSE will, at no cost to The Ministry, supply a file server(s) to be placed on the UniNet backbone to deliver ENGLISH PRO Web Edition software and course curriculum to schools and institutions connected to the UniNet network.
c. EDUVERSE will insure, at no cost to The Ministry, acceptable performance of ENGLISH PRO Web Edition software on workstations connected throughout the Uninet network.
d. EDUVERSE will provide, at no cost to The Ministry, the necessary support staff to maintain ENGLISH PRO Web Edition on the UniNet network and all ENGLISH PRO Web Edition product updates and improvements.
e. The Ministry will provide, at no cost to EDUVERSE, adequate physical space and security for the EDUVERSE file server(s) on The Ministry's premises and throughout the UniNet network.
f. The Ministry will provide, at no cost to EDUVERSE, assistance necessary for the installation of the ENGLISH PRO Web Edition software all workstations connected to the UniNet network.
g. The Ministry will provide the necessary technical details to EDUVERSE as required to implement the ENGLISH PRO Web Edition software and curriculum.
h. The Ministry will work with EDUVERSE to develop additional distance education course curriculum for The Ministry using EDUVERSE's unique e-education model to be deployed when completed in a similar manner to the deployment and arrangements concerning ENGLISH PRO Web Edition.
i. The Ministry and EDUVERSE will develop computer based courses for Learning on Demand, for Lifelong Learning to strengthen the Ministry's Learning Resources Centers.

ENGLISH PRO Web Edition

ENGLISH PRO Web Edition is EDUVERSE's English language multimedia pronunciation software product. ENGLISH PRO Web Edition features: a Picture Dictionary; Phonetic Keyboard; Word Dictionary; Image Sound Effects; VPA (Visual Pronunciation Assistant); Record and Playback; Multimedia Lesson Introductions; Easy-to-use Navigation Buttons; and Multimedia Lesson Introduction including Detailed Information for each Sound describing the Movement of the Articulators.

ENGLISH PRO Web Edition uses a constructivist instruction approach based on an extension of the principles of the International Phonetic Alphabet (IPA) to the description of the sounds of the English language. ENGLISH PRO Web Edition introduces each of the English phonemes and their main contextual variants.

In Witness whereof, the parties hereto have affixed their signatures:

For EDUVERSE Accelerate Learning            For Office of the Permanent Security
Systems, Canada Inc.                        Ministry of University Affairs

/s/ Marc Crimeni                            /s/ Vanchai Sirichana
------------------------------              ------------------------------------
Mr. Marc Crimeni                            Dr. Vanchai Sirichana
Executive Vice President                    Permanent Secretary
EDUVERSE Accelerated Learning               Ministry of University Affairs
Systems Canada Inc.                         Thailand


Witness:

/s/ Bernard Giroux                          /s/ Prachuab Chaiyasarn
------------------------------              ------------------------------------
H.E. Mr. Bernard Giroux                     H.E. Prachaub Chaiyasarn
Ambassador of Canada                        Minister of University Affairs,
                                              Thailand

15 July 1999
Ministry of University Affairs
Bangkok, Thailand